SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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                                  June 11, 2001

                Date of Report (Date of earliest event reported)


                            U.S. ENERGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                   0-10238                      52-1216347
(State or other             (Commission                (I.R.S. Employer
jurisdiction of              File Number)              Identification No.)
Incorporation)

One North Lexington Avenue, 4th Floor, White Plains, New York          10601
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (914) 993-6443

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Item 2.   Acquisition or Disposition of Assets.

                  All dollar amounts stated herein are expressed in Canadian dollars, except as otherwise noted.

                  On June 11, 2001, USE Canada Acquisition Corp., an indirect wholly owned subsidiary of US Energy acquired Trigen Energy Canada Company, a Nova Scotia unlimited liability company ("TECC"). The purchase price was $27,000,000 (Canadian), of which $3,000,000 (Canadian) was paid in cash and the $24,000,000 balance was paid pursuant to a 6.5% promissory note which matures in December 2001. The obligations evidenced by the note are secured by all of the shares of TECC. The purchase price is subject to adjustment based on changes in the working capital position of TECC and to give effect to certain capital expenditures made by the seller or its affiliates on behalf of the London, Ontario project prior to the closing. During the period this note is outstanding, US Energy agreed, among other things, that it will operate and maintain the acquired projects in a manner consistent with industry practice, ensure the fulfillment by TECC of its contractual obligations, and that TECC would not incur indebtedness in excess of specified thresholds. US Energy is guaranteeing certain obligations of the acquisition subsidiary under the acquisition agreement excluding any obligation to pay the consideration represented by the promissory note. A subsidiary of Arthur J. Gallagher & Co. has agreed, in consideration for the payment by US Energy of $150,000 (USD), to guarantee a portion of the obligations under this note.

                  US Energy contemplates that the note is to be refinanced by one or more institutional lenders. US Energy is in discussions with potential lenders but has not obtained any commitments to refinance this obligation and no assurance can be given that US Energy will be able to refinance this obligation. If US Energy is unable to refinance the note by December 2001, Arthur J. Gallagher & Co. has agreed to lend USE Canada Acquisition Corp. $10 million
(USD), which sum together with such other funds required to pay all amounts due under the $24 million (Canadian) note, is to be applied to the payment of the note. This loan will bear interest at the rate of 9% per annum (payable annually) and the principal amount thereof is to be paid annually from the acquired projects net after tax cash flow (as defined in the Standby Payment Agreement) less certain deductions. This loan may be prepaid without premium or penalty. In consideration for making this loan, and in addition to the required payments of principal and interest, US Energy will be required to pay Arthur J. Gallagher & Co. the following fees:

                  o while the loan is outstanding, an additional fee (the "Additional Fee") each year equal to (i) the average outstanding balance of the loan for the prior calendar year, divided by the sum of the outstanding balance on the loan at the end of such calendar year and US Energy's total cumulative direct or indirect investment in the projects at the end of such calendar year, multiplied by (ii) the net after tax cash flow from the projects for such calendar year, (iii) less the sum of (A) the interest payment accrued by Arthur J. Gallagher during such calendar year and (B) any principal and interest payments made on any third party debt during such calendar year; and

                  o after this loan has been paid off in its entirety, an annual residual fee (the "Residual Fee") equal to (i) 1.5% of the net

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                  after-tax cash flow from the projects for each such calendar year acquired plus (ii) 1.5% of the net after tax cash flow from the projects for each such calendar year (or fraction thereof) multiplied by the number of years that the loan remained outstanding; though in no event is the Residual Fee exceed ten percent of the net after tax cash flow from the projects for any such calendar year.

                  The principal amount on this loan and the Additional Fee may be paid at US Energy's option through the issuance of US Energy's common stock. If US Energy and Arthur J. Gallagher agree, 50% of the Residual Fee may be paid in shares of US Energy's common stock.

                  As a result of this acquisition, US Energy owns the energy projects and facilities described below - these projects are located at Charlottetown, Prince Edward Island and London, Ontario. We anticipate that on a going forward basis, the revenues from these projects on a combined basis will exceed $10 million annually.


Charlottetown - Prince Edward Island Operations

                  These operations generate steam, hot water and electricity from biomass, municipal waste and oil. The energy which is generated in the form of heat is primarily used to produce hot water which is then pumped through the Charlottetown district heating system. The district heating system consists of approximately 16 kilometers of underground piping which supplies approximately 80 customers. A significant portion of this facility's revenues are derived from governmental or quasi-governmental entities under contracts with terms ranging from two to thirty years. Although these contracts are generally negotiated on a fixed price basis, adjustments are provided to reflect changes in costs. These operations also:

                  o supply a hospital complex with steam through a separate two kilometer steam distribution line;

                  o generate approximately 1.2 megawatts of electricity, almost all of which is used to supply the power needs of the distribution system itself.

London, Ontario Operations

                  This facility includes the main plant containing oil and gas fired boilers and chillers and a cogeneration unit which produces both electricity and steam; and four unmanned satellite chiller plants at separate locations in downtown London.

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                  The district heating system in London consists of six
kilometers of steam distribution piping and one kilometer of chilled water piping. The plant produces a total of 170,00 pounds per hour of steam, 2,500 tons of chilled water and 3.7 megawatts of electrical generating capacity, a portion of which is supplied to the local power grid. This facility has approximately 60 customers.


Item 7.   Financial Statements and Exhibits

(a)               Financial statements of business acquired

                  Not required.

(b)               Pro forma financial information

                  Not required.

(c)               Exhibits

Exhibit
Number   Title of Exhibit
-------------------------

   2.9 Stock Purchase Agreement dated as of June 11, 2001 by and between USE Canada Acquisition Corp. and Trigen-Canada Company LLC

10.62 Standby Payment Agreement dated as of June 11, 2001 by and among U.S. Energy Systems, Inc., USE Canada Acquisition Corp. and AJG Financial Services, Inc.

10.63 Promissory Note dated June 11, 2001 made by USE Canada Acquisition Corp. in favor of Trigen-Canada Company LLC

10.64             Guaranty made as of June 11, 2001 by  USE Energy Systems, Inc.
                  in favor of Trigen - Canada Company LLC and the other person identified therein

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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            U.S. ENERGY SYSTEMS, INC.



                                            /s/ Robert C. Benson
                                                ----------------
                                                Robert C. Benson
                                                Chief Financial Officer




Dated:  June 19, 2001